Exhibit 99.1
Contacts:
Richard Szymanski
Morgans Hotel Group
212.277.4188
Kate Finn
The Abernathy MacGregor Group
212.371.5999
MORGANS HOTEL GROUP REPORTS FOURTH QUARTER 2008 RESULTS
NEW YORK, NY — February 26, 2009 — Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today reported financial results for the fourth quarter and year ended December 31, 2008.
Highlights
•	Revenue per available room (“RevPAR”) for Owned Comparable Hotels[1] decreased by 17.7% in the fourth quarter from the comparable period in 2007.
•	RevPAR for System-Wide Comparable Hotels[2] decreased by 23.3% (19.1% in constant dollars) in the fourth quarter from the comparable period in 2007.
•	Adjusted EBITDA for the fourth quarter was $22.2 million, a decrease of 35% from the comparable period in 2007.
•	EBITDA margins at System-Wide Comparable Hotels during the fourth quarter decreased by 450 basis points over the comparable period in 2007. MHG achieved a 13% reduction in operating expenses at System-Wide Comparable Hotels due to the implementation of plans put into effect beginning the first quarter of 2008 in anticipation of an economic slowdown.
•	EBITDA at System-Wide Comparable Hotels during the fourth quarter decreased by 32% from the comparable period in 2007, a rate of 1.4 times the related RevPAR percentage change.
•	RevPAR for Owned Comparable Hotels decreased by 0.7% for the year ended December 31, 2008 from the comparable period in 2007.

[1]	“Owned Comparable Hotels” includes all wholly-owned hotels operated by MHG except for hotels under renovation during the period or the relevant comparison period for the prior year and development projects. Owned Comparable Hotels for 2008 excludes Mondrian Los Angeles and Morgans, which were under renovation in 2008, and Royalton, which was under renovation in 2007.

[2]	“System-Wide Comparable Hotels” includes all hotels operated by MHG except for hotels under renovation during the period or the relevant comparison period for the prior year and development projects. System-Wide Comparable Hotels for 2008 excludes Mondrian Los Angeles and Morgans, which were under renovation in 2008, Royalton, which was under renovation in 2007, the Hard Rock Hotel & Casino in Las Vegas (“Hard Rock”), which was added in February 2007 and under renovation/expansion in 2008, and Mondrian South Beach, which opened in December 2008.

•	RevPAR for System-Wide Comparable Hotels decreased by 5.3% (3.7% in constant dollars) for the year ended December 31, 2008 from the comparable period in 2007.
•	Adjusted EBITDA for the year ended December 31, 2008 was $92.7 million, a decrease of 16% from the comparable period in 2007.
•	Adjusted EBITDA at System-Wide Comparable Hotels decreased by 2% for the year ended December 31, 2008 from the comparable period in 2007.
•	EBIDTA margins at System-Wide Comparable Hotels increased by 60 basis points for the year ended December 31, 2008 from the comparable period in 2007.
•	A restructuring plan implemented in October 2008 is projected to result in approximately $10 million in annual cost savings, including an approximately $6 million reduction in corporate expenses. Additional restructurings projected to result in savings of approximately $5 million annually were implemented in January 2009.
•	MHG extended the $10 million promissory note on the Gale property from February 2009 to February 2010.
•	In December 2008, MHG received an $11.5 million cash distribution from its London joint venture.
•	With the completion of the redesigned Mondrian Los Angeles and Morgans properties in September 2008, MHG has no significant deferred capital expenditure requirements at its owned hotels.
•	Mondrian South Beach, which is 50% owned by MHG, opened in December 2008. Additionally, the joint venture amended its debt agreement to provide for a series of one year debt extensions through 2013, subject to certain conditions.
•	Mondrian SoHo, Boston Ames and the expansion of Hard Rock are all currently on target to open in the fourth quarter of 2009 or early 2010.
Fred Kleisner, President and CEO of Morgans Hotel Group, said: “In a very difficult environment, we are taking decisive steps to increase efficiencies and unlock cash flow through highly targeted and sustainable cost savings initiatives. These initiatives allowed us to achieve a very favorable ratio of RevPAR to EBITDA decline while at the same time maintaining the quality of our guest experience, therefore demonstrating our ability to react quickly and effectively to the current environment. From a capital standpoint, we ended the year with approximately $50 million in cash, we have no significant near term consolidated maturities and 3 major hotels that are unleveraged. We are mindful of the continuing economic situation and are fully prepared to take additional steps to further increase efficiencies, preserve cash flow, strengthen liquidity and maximize shareholder value for the long-term.”
Fourth Quarter 2008 Operating Results
RevPAR at Owned Comparable Hotels decreased by 17.7% in the fourth quarter of 2008 compared to the fourth quarter of 2007. RevPAR at System-Wide Comparable Hotels decreased by 23.3% (19.1% in constant dollars) in the fourth quarter of 2008 compared to the fourth quarter of 2007.

Special items in the fourth quarter of 2008 included a $13.4 million impairment charge on the Mondrian Scottsdale hotel, a $23.8 million impairment loss on the investment in the Hard Rock joint venture and $2.0 million of restructuring and severance charges.
MHG recorded a net loss of $34.5 million in the fourth quarter of 2008 compared to a net loss of $6.1 million in the fourth quarter of 2007 primarily due to these special items.
Operating Results for the Year Ended December 31, 2008
RevPAR at Owned Comparable Hotels decreased by 0.7% in 2008 compared to 2007. RevPAR at System-Wide Comparable Hotels decreased by 5.3% (3.7% in constant dollars) in 2008 compared to 2007.
MHG recorded a net loss of $51.2 million in 2008 compared to a net loss of $14.8 million in 2007 primarily due to the special items discussed above.
Balance Sheet and Liquidity
As of December 31, 2008, consolidated debt excluding the Clift lease obligation was $648.8 million and cash and cash equivalents were $49.2 million. As of December 31, 2008, there were no borrowings outstanding under MHG’s revolving credit facility, which is secured by three owned hotels — Delano, Royalton and Morgans. In addition, MHG has no near-term consolidated maturities, except for the $40 million non-recourse debt at Mondrian Scottsdale which is due in June 2009. We do not intend to invest additional capital at Mondrian Scottsdale in 2009.
As of December 31, 2008, MHG estimates that its total future capital commitments for development projects consisted of approximately $22 million. These include approximately $11 million and $4 million to fund letters of credit posted for the Hard Rock expansion and Boston Ames, respectively. With the re-launch of Mondrian Los Angeles and Morgans in September 2008, all major renovation projects have been completed and there are no significant deferred capital expenditure requirements at our owned hotels.
Additionally, MHG expects to utilize its net operating losses of approximately $60 million to offset future income and gains on the sale of assets as part of its long-term strategy to reduce its ownership interests in hotels.
Development Activity
MHG’s projects currently under construction are the Hard Rock expansion, the Boston Ames and the Mondrian SoHo, all of which are expected to be completed in the fourth quarter of 2009 or early 2010.
2009 Outlook
The global economic downturn has had a significant adverse impact on demand, particularly since the middle of September. Given the continuing uncertainty about the depth and duration of the economic crisis, we are not comfortable defining a specific RevPAR target or range for the year. However, to provide a framework, if we succeed in maintaining a ratio of EBITDA percentage decline to RevPAR percentage decline of between 1.5 and 2 to 1 and if RevPAR for the year were to decline on average 20-25%, we would expect 2009 Adjusted EBITDA to be between $45-60 million.

Conference Call
MHG will host a conference call to discuss the fourth quarter financial results today at 5:00 PM Eastern time.
The call will be webcast live over the Internet at www.morganshotelgroup.com under the About Us, Investor Overview section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.
The call can also be accessed live over the phone by dialing 888-802-8577 or 973-935-8754 for international callers; the password is 84083956. A replay of the call will be available two hours after the call and can be accessed by dialing 800-642-1687 or 706-645-9291 for international callers; the password is 84083956. The replay will be available from February 26, 2009 through March 5, 2009.
About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. MHG and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. MHG has other property transactions in various stages of completion, including projects in Miami Beach, Florida; SoHo, New York; Las Vegas, Nevada; Palm Springs, California; Boston, Massachusetts; and Dubai, UAE. For more information please visit www.morganshotelgroup.com.
Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of our senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Income Statement
(In Thousands, except per share amounts)

	Three Months		Year
	Ended Dec. 31,		Ended Dec. 31,
	2008	2007	2008	2007
Revenues :
Rooms	$45,538	$54,250	$184,059	$186,752
Food & beverage	22,862	27,699	99,254	104,271
Other hotel	2,897	3,356	12,854	13,781

Total hotel revenues	71,297	85,305	296,167	304,804
Management fees	3,413	4,490	18,300	18,181

Total revenues	74,710	89,795	314,467	322,985

Operating Costs and Expenses :
Rooms	12,399	13,367	49,561	49,411
Food & beverage	17,157	19,021	71,695	69,998
Other departmental	1,660	2,107	7,461	7,923
Hotel, selling, general and administrative	14,936	16,400	60,311	60,245
Property taxes, insurance and other	3,728	5,527	16,957	19,017

Total hotel operating expenses	49,880	56,422	205,985	206,594
Corporate expenses :
Stock based compensation	3,803	3,461	15,933	19,526
Other	3,084	4,554	25,956	25,218
Depreciation and amortization	8,037	6,980	27,733	21,719
Impairment Loss	13,430	—	13,430	—

Total operating costs and expenses	78,234	71,417	289,037	273,057
Operating (loss) income	(3,524)	18,378	25,430	49,928

Interest expense, net	12,111	8,834	43,164	41,338
Equity in loss of unconsolidated joint ventures	40,055	11,713	56,581	24,580
Minority interest in joint ventures	612	983	3,894	3,566
Other non-operating loss	5,349	5,647	11,289	4,759

Net loss before income taxes	(61,651)	(8,799)	(89,498)	(24,315)
Income taxes benefit	(26,079)	(2,562)	(36,700)	(9,060)
Net loss before minority interest	(35,572)	(6,237)	(52,798)	(15,255)

Minority interest	(1,097)	(185)	(1,617)	(459)

Net loss	$(34,475)	$(6,052)	$(51,181)	$(14,796)

Weighted aveage shares outstanding — diluted	29,543	32,749	31,413	33,239

Loss per share	$(1.17)	$(0.18)	$(1.63)	$(0.45)

	(In Actual Dollars)			( In Constant Dollars, if different)			(In Actual Dollars)			(In Constant Dollars, if different)
	Three Months			Three Months			Year			Year
	Ended Dec. 31,		%	Ended Dec. 31,		%	Ended Dec. 31,		%	Ended Dec. 31,		%
Hotel Operating Statistics	2008	2007	Change	2008	2007	Change	2008	2007	Change	2008	2007	Change
Hudson
Occupancy	89.3%	93.2%	-4.2%				90.7%	91.8%	-1.2%
ADR	$301.91	$348.36	-13.3%				$283.33	$283.96	-0.2%
RevPAR	$269.61	$324.67	-17.0%				$256.98	$260.68	-1.4%

Delano
Occupancy	68.9%	71.0%	-3.0%				79.3%	73.0%	8.6%
ADR	$546.77	$582.64	-6.2%				$540.16	$557.29	-3.1%
RevPAR	$376.72	$413.67	-8.9%				$428.35	$406.82	5.3%

Clift
Occupancy	66.0%	77.5%	-14.8%				74.8%	74.3%	0.7%
ADR	$241.58	$266.75	-9.4%				$254.36	$258.92	-1.8%
RevPAR	$159.44	$206.73	-22.9%				$190.26	$192.38	-1.1%

Mondrian Scottsdale
Occupancy	37.4%	47.0%	-20.4%				50.8%	56.0%	-9.3%
ADR	$160.83	$222.53	-27.7%				$193.99	$203.32	-4.6%
RevPAR	$60.15	$104.59	-42.5%				$98.55	$113.86	-13.4%

Total Owned — Comparable
Occupancy	74.8%	81.0%	-7.7%				80.6%	80.9%	-0.4%
ADR	$308.77	$346.65	-10.9%				$301.53	$302.49	-0.3%
RevPAR	$230.96	$280.79	-17.7%				$243.03	$244.71	-0.7%

St. Martins Lane
Occupancy	73.6%	76.5%	-3.8%	73.6%	76.5%	-3.8%	75.0%	77.1%	-2.7%	75.0%	77.1%	-2.7%
ADR	$349.02	$524.43	-33.4%	$410.85	$475.72	-13.6%	$420.16	$467.07	-10.0%	$420.16	$432.86	-2.9%
RevPAR	$256.88	$401.19	-36.0%	$302.39	$363.93	-16.9%	$315.12	$360.11	-12.5%	$315.12	$333.74	-5.6%

Sanderson
Occupancy	73.4%	78.8%	-6.9%	73.4%	78.8%	-6.9%	74.1%	77.8%	-4.8%	74.1%	77.8%	-4.8%
ADR	$409.39	$593.47	-31.0%	$481.92	$538.35	-10.5%	$482.85	$539.20	-10.5%	$482.85	$499.70	-3.4%
RevPAR	$300.49	$467.65	-35.7%	$353.73	$424.22	-16.6%	$357.79	$419.50	-14.7%	$357.79	$388.77	-8.0%

Shore Club
Occupancy	55.4%	62.4%	-11.2%				64.2%	65.1%	-1.4%
ADR	$370.24	$464.03	-20.2%				$388.21	$435.8	-10.9%
RevPAR	$205.11	$289.55	-29.2%				$249.23	$283.71	-12.2%

System-wide — Comparable
Occupancy	71.9%	77.8%	-7.6%	71.9%	77.8%	-7.6%	77.4%	78.2%	-1.0%	77.4%	78.2%	-1.0%
ADR	$326.08	$392.70	-17.0%	$336.89	$384.53	-12.4%	$333.84	$348.79	-4.3%	$333.84	$343.03	-2.7%
RevPAR	$234.45	$305.52	-23.3%	$242.22	$299.16	-19.1%	$258.39	$272.75	-5.3%	$258.39	$268.25	-3.7%

Morgans
Occupancy	86.3%	88.5%	-2.5%				81.1%	86.4%	-6.1%
ADR	$367.37	$422.48	-13.0%				$350.72	$342.15	2.5%
RevPAR	$317.04	$373.89	-15.2%				$284.43	$295.62	-3.8%

Royalton
Occupancy	90.4%	80.9%	11.7%				88.0%	84.7%	3.9%
ADR	$401.68	$488.45	-17.8%				$389.73	$384.31	1.4%
RevPAR	$363.12	$395.16	-8.1%				$342.96	$325.51	5.4%

Mondrian LA
Occupancy	48.0%	55.1%	-12.9%				52.0%	76.5%	-32.0%
ADR	$333.44	$337.99	-1.3%				$348.16	$326.82	6.5%
RevPAR	$160.05	$186.23	-14.1%				$181.04	$250.02	-27.6%

Hard Rock (1) (2)
Occupancy	85.6%	92.5%	-7.5%				91.7%	94.6%	-3.1%
ADR	$148.16	$171.16	-13.4%				$186.43	$207.47	-10.1%
RevPAR	$126.82	$158.32	-19.9%				$170.96	$196.27	-12.9%

Mondrian South Beach
Occupancy	55.0%	0.0%	n/m				55.0%	0.0%	n/m
ADR	$288.97	$—	n/m				$288.97	$—	n/m
RevPAR	$158.91	$—	n/m				$158.91	$—	n/m

(1)	For comparison purposes, includes January 2007 when MHG did not operate the hotel.

(2)	As customary in the gaming industry, we present average occupancy and average daily rate for the Hard Rock including rooms provided on a complimentary basis which is not the practice in the lodging industry

Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We believe that earnings before interest, income taxes, depreciation and amortization (EBITDA) is a useful financial metric to assess our operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between us and our competitors. Given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expense comprises a meaningful portion of our cost structure. We believe that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.
We disclose Adjusted EBITDA because we believe it provides a meaningful comparison to our EBITDA as it excludes other non-operating (income) expenses that do not relate to the on-going performance of our assets and excludes the operating performance of assets in which we do not have a fee simple ownership interest. It also excludes stock-based compensation expense.
The use of EBITDA and Adjusted EBITDA has certain limitations. Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to our GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. The term EBITDA is not defined under accounting principles generally accepted in the United States, or U.S. GAAP, and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing our operating performance, you should not consider this data in isolation, or as a substitute for our net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP. In addition, our EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as we do.

A reconciliation of net income (loss), the most directly comparable U.S. GAAP measures, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:
EBITDA Reconciliation
(In Thousands)

	Three Months		Year
	Ended Dec. 31,		Ended Dec. 31,
	2008	2007	2008	2007
Net income (loss)	$(34,475)	$(6,052)	$(51,181)	$(14,796)
Interest expense, net	12,111	8,834	43,164	41,338
Income tax expense	(26,079)	(2,562)	(36,700)	(9,060)
Depreciation and amortization expense	8,037	6,980	27,733	21,719
Proportionate share of interest expense from unconsolidated joint ventures	11,506	12,282	32,899	36,908
Proportionate share of depreciation expense from unconsolidated joint ventures	2,095	3,622	10,347	10,150
Proportionate share of depreciation expense of MI of consolidated joint ventures	(98)	(53)	(409)	(497)
Minority interest	(1,097)	(185)	(1,617)	(460)

EBITDA	(28,000)	22,866	24,236	85,302

Add : Other non operating expense (income)	5,349	5,647	11,289	4,759
Add: Impairment from Mondrian Scottsdale	13,430	—	13,430	—
Add : Other non operating expense (income) from unconsolidated joint ventures	29,154	4,081	35,490	7,310
Less : Clift	(1,569)	(1,898)	(7,643)	(6,755)
Add : Stock based compensation	3,803	3,461	15,933	19,526

Adjusted EBITDA	$22,167	$34,157	$92,735	$110,142

Room Revenue Analysis
(In Thousands, except percentages)

	Three Months			Year
	Ended Dec. 31,		%	Ended Dec. 31,		%
	2008	2007	Change	2008	2007	Change
Hudson	$19,968	$24,034	-17%	$75,722	$76,610	-1%
Delano	6,723	7,387	-9%	30,417	28,923	5%
Clift	5,339	6,907	-23%	25,297	25,497	-1%
Mondrian Scottsdale	1,073	1,866	-42%	7,004	8,069	-13%

Total Owned — Comparable	33,103	40,194	-18%	138,440	139,099	0%

Morgans	3,333	3,886	-14%	8,813	12,190	-28%
Royalton	5,611	6,107	-8%	21,090	13,840	52%
Mondrian LA	3,491	4,063	-14%	15,716	21,623	-27%

Total Owned	$45,538	$54,250	-16%	$184,059	$186,752	-1%
Hotel Revenue Analysis
(In Thousands, except percentages)

	Three Months			Year
	Ended Dec. 31,		%	Ended Dec. 31,		%
	2008	2007	Change	2008	2007	Change
Hudson	$24,967	$30,482	-18%	$97,789	$101,271	-3%
Delano	14,113	14,707	-4%	62,115	56,603	10%
Clift	9,425	12,148	-22%	42,066	43,337	-3%
Mondrian Scottsdale	2,053	4,157	-51%	13,788	16,736	-18%

Total Owned — Comparable	50,558	61,494	-18%	215,758	217,947	-1%

Morgans	5,894	7,224	-18%	19,109	24,124	-21%
Royalton	7,392	8,004	-8%	27,891	18,290	52%
Mondrian LA	7,453	8,583	-13%	33,409	44,443	-25%

Total Owned	$71,297	$85,305	-16%	$296,167	$304,804	-3%

Hotel EBITDA Analysis
(In Thousands, except percentages)

	Three Months			Year
	Ended Dec. 31,		%	Ended Dec. 31,		%
	2008	2007	Change	2008	2007	Change
Hudson	$10,684	$15,507	-31%	$39,285	$43,075	-9%
Delano	4,678	4,869	-4%	22,151	19,422	14%
Clift	1,569	1,898	-17%	7,643	6,755	13%
Mondrian Scottsdale — Owned	(674)	(47)	1334%	218	(523)

Owned Comparable Hotels	16,257	22,227	-27%	69,297	68,729	1%

St Martins Lane	1,733	3,345	-48%	7,587	9,293	-18%
Sanderson	1,055	2,262	-53%	4,686	5,604	-16%
Shore Club	135	240	-44%	874	901	-3%

Joint Venture Comparable Hotels	2,923	5,847	-50%	13,147	15,798	-17%

Total Comparable Hotels	19,180	28,074	-32%	82,444	84,527	-2%

Morgans	947	2,229	-58%	2,968	5,920	-50%
Royalton	2,005	1,129	78%	6,559	3,711	77%
Mondrian LA — Owned	1,540	2,199	-30%	8,011	15,703	-49%
Hard Rock — Joint Venture	(264)	2,460	-111%	8,023	13,991	-43%
Mondrian South Beach — Joint Venture	(10)			(10)

Total Hotels	$23,398	$36,091	-35%	$107,995	$123,852	-13%

Adjusted EBITDA and Debt Analysis
(in thousands)

	Adjusted EBITDA
	Twelve Months
	Ended	Debt at
Consolidated Operations	Dec. 31, 2008	Dec. 31, 2008
(1)Morgans	$2,968	$—	(2)
(1)Royalton	6,559	—	(2)
Hudson	39,285	250,000
Delano	22,151	—	(2)
(1)Mondrian LA	8,011	120,000
Mondrian Scottsdale	218	40,000
Other	(7,656)	238,787	(3)

Total	$71,536	$648,787

Less: Cash		(49,150)

Net Debt		$599,637

(1)	Hotel was under renovation in the past twelve months and had rooms out of service.

(2)	Hotel secures revolving credit facility.

(3)	Includes outstanding debt on convertible notes, trust preferred securities, the Gale promissory note and capital lease obligations, excluding Clift.

		Proportionate Share
		of Adjusted EBITDA	Proportionate Share
		Twelve Months	of Debt Dec. 31,
System-Wide Comparable Joint Venture Hotels(1)	Ownership Percentage	Ended Dec. 31, 2008	2008
Sanderson and St Martins Lane	50%	$12,273	$74,401
Shore Club	7%	874	8,458

(1)	Includes information only for System-Wide Comparable Hotels.

Balance Sheet (In Thousands)

	Dec 31,	Dec 31,
	2008	2007
Cash	$49,150	$122,712
Restricted cash	21,484	28,604
Property and equipment	555,645	535,609
Goodwill	73,698	73,698
Accounts receivable	14,573	13,755
Prepaid expenses and other assets	9,192	11,369
Investments in joint ventures	56,754	110,687
Deferred tax asset	64,899	27,636
Other assets	14,490	19,532

Total assets	859,885	943,602

Long-term debt	648,787	649,107
Capital lease obligations — Clift	81,578	80,092
Accounts payable and accrued expenses	21,032	36,126
Other liabilities	35,655	27,979
Loss from unconsolidated joint ventures in excess of investment	14,563	479

Total liabilities	801,615	793,783

Minority interests	18,148	19,833
Stockholders’ equity	40,122	129,986

Total liabilities and equity	$859,885	$943,602